UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 6, 2013

Heron Lake BioEnergy, LLC

(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)

000-51825	41-2002393
(Commission File Number)	(I.R.S. Employer Identification No.)

91246 390th Avenue Heron Lake, MN	56137-1375
(Address Of Principal Executive Offices)	(Zip Code)

(507) 793-0077

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 4 and 6 through 9 are not applicable and therefore omitted.

ITEM 5.07            SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On March 6, 2013, Heron Lake BioEnergy, LLC (the “Company”) held a Special Meeting of Members (the “Special Meeting”).  Of the Company’s 38,585,619 Class A Units outstanding and entitled to vote at the Special Meeting, 28,696,835 Class A Units or 74.4% were present either in person or by proxy.

The following describes the matters considered by the Company’s members at the Special Meeting, as well as the final results of the votes cast at the Special Meeting.

1.              To consider and vote on a proposal to approve the sale of substantially all of the Company’s assets to Guardian Energy Heron Lake, LLC (“Guardian”) pursuant to the terms and conditions of an Asset Purchase Agreement, dated as of January 22, 2013, by and between the Company, as seller, and Guardian, as buyer (the “Asset Sale”).

For	Against	Abstain

25,605,178	2,811,131	280,526

2.              To consider and vote on a proposal to dissolve the Company pursuant to the plan of liquidation and dissolution, under which the Company will be wound up and terminated (“the Dissolution”).

For	Against	Abstain

26,324,535	2,105,724	266,576

Approval of the Asset Sale and Dissolution each required the affirmative vote of members holding a majority of the Company’s outstanding Class A Units entitled to vote at the Special Meeting.  The Asset Sale and Dissolution were approved by holders of approximately 66.4% and 68.2%, respectively, of the outstanding Class A Units entitled to vote at the Special Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERON LAKE BIOENERGY, LLC

		By:	/s/ Michael L. Mattison
Michael L. Mattison
Chief Financial Officer

Date:	March 7, 2013